EXHIBIT 10.4

VOLUNTARY CONVERSION AGREEMENT

THIS VOLUNTARY CONVERSION AGREEMENT (this “Agreement”) is made and entered into as of August 2, 2016, by and among HC2 Holdings, Inc., a Delaware corporation (the “Company”), and Corrib Master Fund, Ltd., a holder (the “Holder”) of the Company’s Series A Convertible Participating Preferred Stock, par value $0.01 per share (the “Preferred Stock”).

RECITALS

A.    The Holder has agreed to convert all of the shares of Preferred Stock it holds into common stock of the Company, par value $0.001 per share (the “Common Stock”), on the terms and subject to the conditions set forth in this Agreement.

B.    In consideration of the conversion of the Preferred Stock by the Holder, the Company has agreed to issue Common Stock to the Holder in certain circumstances, on the terms and subject to the conditions set forth in this Agreement.

AGREEMENT

The parties agree as follows:

1.Conversion of the Preferred Stock and Issuances of Common Stock. On the terms and subject to the conditions of this Agreement, the Company and the Holder agree to take the following actions on the Closing Date (as defined below):
(a)    Conversion by the Holder. The Holder agrees, pursuant to Section 5(a) of the Certificate of Designation of Series A Convertible Participating Preferred Stock, dated as of May 29, 2014, (as amended from time to time prior to the date hereof, and as in effect as of the date hereof, the “Series A Certificate of Designation”), that on the Closing Date, it will convert 1,000 shares of the Preferred Stock it holds into Common Stock, such shares of Preferred Stock representing all of the outstanding shares of Preferred Stock it holds as of the date hereof and immediately before the conversion contemplated by this clause (a) (the “Holder’s Shares”).
(b)    Initial Issuance of Common Stock by Company. In consideration of the conversion referenced in clause (a) above, the Company agrees to issue to Holder on the Closing Date, in a transaction exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”) under Section 4(a)(2) of the Securities Act, 15,318 shares of Common Stock.
(c)    Participating Dividend Issuances by Company. In further consideration of the conversion referenced in clause (a) above, the Company agrees that in the event that the Holder, had it not converted the Holder’s Shares pursuant to clause (a) above, would have been entitled to any Participating Dividends (as defined in the Series A Certificate of Designation) payable after the date of this Agreement had the Holder’s Shares remained unconverted, then the Company will issue to Holder, on the date such Participating Dividends become payable by the Company, in a transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2)

of the Securities Act, the number of shares of Common Stock equal to (a) the value of the Participating Dividends such Holder would have received pursuant to Sections (2)(c) and (2)(d) of the Series A Certificate of Designation, divided by (b) the Thirty Day VWAP (as defined in the Series A Certificate of Designation) for the period ending two business days prior to the underlying event or transaction that would have entitled the Holder to such Participating Dividend had the Holder’s Shares remain unconverted.
(d)    Accrued Value Issuances by Company. In further consideration of the conversion referenced in clause (a) above, the Company agrees that it will issue to Holder, on each quarterly anniversary of May 29, 2017 (or, if later, the date on which the corresponding dividend payment is made to the holders of the outstanding Preferred Stock) (such period, the “Quarterly Measurement Period”), through and until the Maturity Date (as defined in the Series A Certificate of Designation), in a transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act, the number of shares of Common Stock equal to (a) 1.875% the Accrued Value (as defined in the Series A Certificate of Designation) of the Holder’s Shares as of the Closing Date, divided by (b) the Thirty Day VWAP (as defined in the Series A Certificate of Designation) for the period ending two business days prior to the applicable Dividend Payment Date (as defined in the Series A Certificate of Designation).
(e)    Cessation of Issuances. The provisions of clauses (c) and (d) above will cease to apply, and the Company will not be required to issue any additional shares of its Common Stock hereunder, if beginning on May 29, 2017 and at any time thereafter, the Thirty Day VWAP and the Daily VWAP (each as defined in the Series A Certificate of Designation), would be such that the Company would have been able to cause Holder to convert the Holder’s Shares pursuant to Section 5(b) of the Series A Certificate of Designation, assuming for purposes of this provision (and the underlying Conversion Price, as defined in the Series A Certificate of Designation) that the transactions contemplated by this Agreement (or any similar transaction with holders of Non-Participating Preferred Stock (as defined in Exhibit A) had never taken place.
(f)    NYSE MKT LLC Restriction. In no event will the aggregate number of shares of Common Stock issued to Holder pursuant to the foregoing clauses (b), (c) and (d), together with the number of shares of Common Stock issued to holders of Non-Participating Preferred Stock pursuant to the analogous provisions contained in related transactions or similar transactions being undertaken substantially concurrently with this transaction (in each case, taking into account subsequent stock splits or similar changes to Company’s capitalization permitted under applicable NYSE MKT LLC rules), exceed 19.99% of the number of shares of Common Stock of the Company outstanding on the Closing Date, unless the Company has received prior stockholder approval of such issuance (in accordance with the requirements of the NYSE MKT LLC).
(g)    Limitation on Hedging Transactions by Holder. The Holder agrees that, so long as the provisions of clause (c) or clause (d) above remain applicable, it will not, and will not permit any of its controlled parties or affiliates to, directly or indirectly, enter into any hedging transaction, short position, or similar transaction (i) with respect to the shares of the Company’s Common Stock it may have the right to receive pursuant to clauses (c) or (d) hereof until and unless such shares of Common Stock are issued to Holder or (ii) during any Quarterly Measurement Period.

(h)    Registration Rights Agreement. The Company agrees that on the Documentation Date it will enter into a registration rights agreement with the Holder substantially in the form of Exhibit B attached hereto (the “Registration Rights Agreement”).
(i)    Closing Date. On the terms and subject to the conditions of this Agreement, the closing of the transactions contemplated by clauses (a) and (b) above (the “Closing”) shall occur at 10.00 a.m., New York time, on August 5, 2016, or at such other time and date as shall be agreed among the Company and the Holder (the time and date on which the Closing occurs is referred to herein as the “Closing Date”). Notwithstanding the foregoing, if the Closing has not occurred within 30 days of the Closing Date, this Agreement shall terminate and all obligations of the Company and the Holders pursuant to this Agreement shall be void and of no effect; provided, that Sections 9, 10, 12, 13, 14, 15, 16 and 18 and the last sentence of Section 17 and this sentence shall survive termination of this Agreement and that no such termination shall relieve any party hereto from liability for any material breach of this Agreement or bad faith conduct that occurred prior to, or in connection with, such termination. Common Stock issued pursuant to Section 1(b), Section 1(c) or Section 1(d) are referred to as the “Shares.”
2.    Closing.
(a)    At the Closing, the Company will (x) execute and deliver an instruction letter and any other documents reasonably requested by the Holder or Broadridge Corporate Issuer Solutions, Inc., as transfer agent for the Company (the “Transfer Agent”), in form reasonably acceptable to the Holder, in order to effect (i) the conversion of the Holder’s Shares as contemplated by Section 1(a) above and (ii) the issuance of Common Stock to the Holder as contemplated by Section 1(b) above.
(b)    The obligation of the Holder to consummate the Closing is subject to the fulfillment at or prior to the Closing of each of the following conditions: (i) the Company shall have duly executed and delivered to the Holder the Registration Rights Agreement and (ii) the Company having executed and delivered the documents referred to in Section 2(a). This Agreement and the Registration Rights Agreement are together referred to as the “Transaction Documents.”
3.    Representation and Warranties of the Company. The Company hereby represents and warrants to the Holder as of the date hereof and as of the Closing Date, as follows:
(a)    Organization and Standing of the Company. The Company represents and warrants that it (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as presently conducted, and (ii) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except in the case of clause (ii) above, to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to result in (x) a material adverse effect on the validity or enforceability of the Transaction Documents, (y) a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries and investments, taken as a whole, or (z) a material adverse effect on the Company’s ability to perform in any material respect its obligations under the Transaction Documents (any of (x), (y) and (z), a “Material Adverse Effect”).
(b)    Authorization. The Company represents and warrants, that: (i) it has full power and authority to execute and deliver the Transaction Documents, to perform its obligations under the Transaction Documents, and to consummate the transactions contemplated in the Transaction Documents; (ii) the execution and delivery by the Company of the Transaction Documents, the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company, and no further approval or authorization is required on the part of the Company; and (iii) the Company has duly executed and delivered the Transaction Documents and such Transaction Documents constitute the legal, valid and binding obligation of the Company, enforceable in accordance with their terms, subject to applicable laws affecting creditors’ rights generally and to general equitable principles.
(c)    Issuance and Delivery of the Shares. The Company hereby represents and warrants that (i) the Shares, when issued by the Company pursuant to Section 1, have been duly authorized and, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable and assuming the accuracy of the representations made by the Holder in this agreement, the issuance by the Company of the Shares, when issued by the Company pursuant to Section 1, are exempt from registration under the Securities Act.
(d)    SEC Documents; Financial Statements. The Company represents and warrants that:
(i)    As of the date hereof, the Company has filed all forms, reports and documents with the Securities and Exchange Commission (the “Commission”) that have been required to be filed by it under applicable Laws (the “Company SEC Filings”), including the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2015, as amended through the date of this Agreement. Each Company SEC Filing complied as of its filing date, as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder (the “Securities Act”) or the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder (the “Exchange Act”), as the case may be, each as in effect on the date such Company SEC Filing was filed (and, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing). As of its filing date (and, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), each Company SEC Filing did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. None of the Company’s subsidiaries is required to file any forms, reports or other documents with the SEC pursuant to Sections 13(d) and 15(d) of the Exchange Act. No executive officer of the Company has failed to make the certifications required by him or her under Section 302 and 906 of the Sarbanes Oxley Act of 2002 with respect to any Company SEC Filing. As of the date hereof, there are no transactions that have occurred that are required to be disclosed in the appropriate Company SEC Filings pursuant to

Item 404 of Regulation S-K that have not been disclosed in the Company SEC Filings. The Company SEC Filings also include disclosure regarding the Company’s continued evaluation of strategic and business alternatives, including the possibility that the Company is engaged in ongoing discussions with respect to possible acquisitions, business combinations and debt or equity securities offerings of widely varying sizes, which should be considered in addition to the information included on Exhibit A hereto regarding the potential dilution to holders of the Common Stock that may result from the transactions described in this Agreement.
(ii)    The consolidated financial statements (including all related notes and schedules) of the Company and its subsidiaries included in the Company SEC Filings and (collectively, the “Company Financial Statements”) (i) comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto and (ii) fairly present, in all material respects, the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and their cash flows for the periods therein specified, all in accordance with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) throughout the periods therein specified (except as otherwise noted therein, and in the case of quarterly financial statements except for the absence of footnote disclosure and subject, in the case of interim periods, to normal year-end adjustments, the effect of which will not, individually or in the aggregate, be material, and the absence of footnote disclosure that if presented, would not differ materially from those included in the audited Company Financial Statements).
(e)    Capitalization of the Company. The Company represents and warrants that (i) the authorized capital stock of the Company consists of 80,000,000 shares of common stock and 20,000,000 shares of Preferred Stock, (ii) as of August 1, 2016, there are 28,308 shares of Series A Preferred Stock issued and outstanding, 10,000 shares of Series A-1 Preferred Stock issued and outstanding and 14,000 shares of Series A-2 Preferred Stock issued and outstanding, (iii) as of August 1, 2016, there are 35,605,957 shares of Common Stock issued and 35,436,527 shares of Common Stock outstanding, and there are no other shares of any other class or series of capital stock of the Company issued or outstanding, (iv) on April 11, 2014, the Company’s Board of Directors adopted the HC2 Holdings, Inc. 2014 Omnibus Equity Award Plan (the “Omnibus Plan”), which was approved by the Company’s stockholders at the annual meeting of stockholders held on June 12, 2014; the Omnibus Plan provides that no further awards will be granted pursuant to the Company’s Management Compensation Plan, as amended (the “Prior Plan”); however, awards that had been previously granted pursuant to the Prior Plan will continue to be subject to and governed by the terms of the Prior Plan; as of August 1, 2016, there were 467,371 shares of Common Stock underlying outstanding awards under the Prior Plan.
(f)    No Breach. The Company represents and warrants that the execution and delivery of the Transaction Documents, the consummation of the transactions contemplated in the Transaction Documents, and the compliance with the terms of the Transaction Documents, will not conflict with, result in the breach of, or constitute a material default under, or require any consent or approval that has not been obtained on or prior to the date hereof under, any agreement or instrument to which the Company is a party or by which it may be bound, other than those consents and approvals the failure to obtain would not reasonable be expected to have a Material Adverse Effect.
(g)    Litigation. The Company represents and warrants that, except as disclosed in SEC filings, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its property is pending or, to the best knowledge of the Company, threatened that could reasonably expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.
(h)    Governmental Consents. The Company represents and warrants that, except as disclosed in SEC filings, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement except for (a) compliance with the securities and blue sky laws in the states and other jurisdictions in which the Shares are issued, which compliance will be effected in accordance with such laws, (b) the approval by NYSE MKT LLC of the listing of the Shares, (c) the filing of one or more Current Reports on Form 8-K and (d) those that the failure to obtain would not reasonably be expected to have a Material Adverse Effect.
(i)    No Material Adverse Change. The Company represents and warrants that as of the date hereof, there have not been any changes in the authorized capital, assets, liabilities, financial condition, business, material agreements or operations of the Company from that reflected in the Financial Statements except changes in the ordinary course of business which have not been, either individually or in the aggregate, materially adverse to the business, properties, financial condition or results of operations of the Company.
(j)    Compliance with NYSE MKT LLC Continued Listing Requirements. The Company represents and warrants that (i) it is in compliance with applicable NYSE MKT LLC continued listing requirements; and (ii) there are no proceedings pending or, to the Company’s knowledge, threatened against the Company relating to the continued listing of the Common Stock on NYSE MKT LLC and the Company has not received any notice of, nor to the Company’s knowledge is there any reasonable basis for, the delisting of the Common Stock from NYSE MKT LLC.
(k)    Investment Company. The Company represents and warrants that it is not and, after giving effect to the transactions contemplated by this Agreement, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.
(l)    Price of Common Stock. The Company represents and warrants that it has not taken, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to constitute the stabilization or manipulation of the price of any securities of the Company to facilitate the transactions contemplated by this Agreement.
(m)    Tax Advice. The Company represents and warrants that neither the Holder, nor any of their respective officers, directors, stockholders, agents, representatives or affiliates has made statements, warranties or representations to the Company with respect to the tax consequences of the transactions contemplated by this Agreement; (ii) the Company has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement; (iii) the Company relies solely on its own advisors and not on any statements or representations of the Holder or any of their respective agents for the federal, state, local and foreign tax consequences to it that may result from the transactions contemplated by this Agreement; and (iv) the Company understands that it (and not the Holder) will be responsible for any tax liability of the Company that may arise as a result of the transactions contemplated by this Agreement.
(n)    Offering. The Company represents and warrants that no person has or will have, as a result of the transactions contemplated hereby, any right, interest or valid claim against or upon the Holder for any commission, fee or other compensation as a finder, broker or agent because of any act or omission by the Company.
(o)    No General Solicitation. The Company represents and warrants that neither it nor any person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the transactions contemplated by this Agreement.
(p)    No Integrated Offering. The Company represents and warrants that neither the Company nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any Company security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) of the Securities Act or require registration of any of the Shares under the Securities Act or, to the knowledge of the Company, cause the transactions contemplated hereby to be integrated with prior offerings of Common Stock by the Company for purposes of the Securities Act.
4.    Representations and Warranties of the Holder. The Holder represents and warrants to the Company, as of the date hereof and as of the Closing Date, as follows:
(a)    Authorization. (i) The Holder has full power and authority to execute and deliver the Transaction Documents, to perform its obligations under the Transaction Documents, and to consummate the transactions contemplated in the Transaction Documents; (ii) the execution and delivery by the Holder of the Transaction Documents, the performance of its obligations thereunder and the consummation of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Holder, and no further approval or authorization is required on the part of the Holder; and (iii) the Holder has duly executed and delivered the Transaction Documents and such Transaction Documents constitute the legal, valid and binding obligation of the Holder, enforceable in accordance with their terms, subject to applicable laws affecting creditors’ rights generally and to general equitable principles.
(b)    No Breach. The execution and delivery of the Transaction Documents by the Holder, the consummation of the transactions contemplated in the Transaction Documents, and the compliance with the terms of the Transaction Documents will not conflict with, result in the breach of, or constitute a material default under, or require any consent or approval that has not been obtained on or prior to the date hereof under, any agreement or instrument to which the Holder is a party or by which it may be bound.

(c)    Accredited Investor. The Holder is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act.
(d)    Investment Representations. The Holder understands that the private placements of the Shares has not been registered under the Securities Act. The Holder also understands that the Shares are being issued pursuant to an exemption from registration contained in the Securities Act based in part upon the Holder’s representations contained in this Agreement and that the Shares must continue to be held by the Holder unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. The Holder understands that the exemptions from registration afforded by Rule 144 under the Securities Act (“Rule 144”) (the provisions of which are known to it) depend on the satisfaction of various conditions.
(e)    Economic Risk. The Holder has been afforded the opportunity to receive information from, and to ask questions of and receive answers from the management of, the Company and its subsidiaries concerning this transaction so as to allow it to make an informed investment decision prior to the transaction and has sufficient knowledge and experience in evaluating and investing in companies similar to the Company so as to be able to evaluate the risks and merits of any investment or transaction involving in the Company. The Holder’s financial condition is such that it is able to bear the risk of holding the Shares for an indefinite period of time and the risk of loss of its entire investment in the Shares. The Holder understands that there is no assurance that any exemption from registration under the Securities Act will be available for the disposition by it of the Shares.
(f)    Acquisition for Own Account. The Holder is acquiring the Shares for its own account solely for the purpose of investment, not as nominee or agent, and not with a view to, or for sale in connection with, any distribution of Shares, and the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same, in violation of the Securities Act. The Holder has no present agreement, undertaking, arrangement, obligation or commitment providing for the disposition of the Shares.
(g)    HSR. The Acquiring Person (as defined in 16 C.F.R. §801.2(a)) qualifies for the “acquisition solely for the purpose of investment exemption” under 16 C.F.R. § 802.9, and the Holder’s acquisition of the Shares is therefore exempt from the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
(h)    Company Information. The Company may possess or receive or may have received, may have access to, and may be in possession of material, non-public, confidential information concerning the Shares, the Company, and the Company’s and/or its affiliates’ financial condition, results of operations, businesses, properties, active or pending litigation, assets, liabilities, management, projections, appraisals, plans and prospects (“Company Information”) that has not been disclosed to the Holder. The Holder also acknowledges the information set forth on Exhibit A hereto (the “Transaction Information”). The Company Information and the Transaction Information may all have an effect on the value of the Shares or be indicative of a value of the Shares that is substantially different from the value of the Shares on the Closing Date and going forward. The Holder expressly waives and releases the Company from any and all claims and liabilities arising from (i) the Company’s failure to disclose, or the Holder’s failure to obtain and review, the Company Information and (ii) any of the facts and circumstances of the Transaction Information. Furthermore, the Holder expressly agrees not to make any claim or demand or bring any action against the Company in respect of the transactions contemplated hereby relating to (A) the Company’s failure to disclose, or the Holder’s failure to obtain and review, such Company Information and (B) any of the facts and circumstances of the Transaction Information; provided, however the foregoing shall not prevent the Holder from bringing any claim for fraud. The Holder acknowledges that the Company is relying on the representations, warranties, agreements and acknowledgments set forth in this Section 4(h) in engaging in the transactions contemplated hereby, and would not engage in such transactions in the absence of such representations, warranties and acknowledgements.
(i)    Business Experience. The Holder is capable of evaluating the merits and risks of the transactions contemplated by this Agreement.
(j)    Tax Advice. (i) Neither the Company, nor any of its officers, directors, stockholders, agents, representatives or affiliates has made statements, warranties or representations to the Holder with respect to the tax consequences of the transactions contemplated by this Agreement; (ii) the Holder has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement; (iii) the Holder relies solely on its own advisors and not on any statements or representations of the Company or any of its respective agents for the federal, state, local and foreign tax consequences to it that may result from the transactions contemplated by this Agreement; and (iv) the Holder understands that it (and not the Company) will be responsible for any tax liability of the Holder that may arise as a result of the transactions contemplated by this Agreement.
(k)    Broker’s Fee. No person has or will have, as a result of the transactions contemplated hereby, any right, interest or valid claim against or upon the Company for any commission, fee or other compensation as a finder, broker or agent because of any act or omission by the Holder.
(l)    Access to Information. The Holder has had access to such financial and other information as is necessary in order for the Holder to make a fully-informed decision as to this Agreement. The Holder acknowledges that (i) conversion and related Common Stock issuances described in Section 1 represent negotiated transactions; and (ii) no representation or warranty as to the current or future fair market value of the Shares has been made.
(m)    No Governmental Review. The Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of this Agreement and the transactions contemplated hereby.
(n)    No General Solicitation. The Holder is not participating in the transactions contemplated by this Agreement as a result of any general solicitation or general advertising.

(o)    No Change of Control. The Holder has no present intent to effect a “change of control” of the Company as such term is understood under the rules promulgated pursuant to Section 13(d) of the Exchange Act.
5.    Transfer Restrictions.
(a)    The Holder agrees that it and its controlled Affiliates may only dispose of the Shares pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. In connection with any transfer of Shares other than pursuant to an effective registration statement or to the Company or pursuant to paragraph (b)(1) of Rule 144, the Company may require that the transferor provide to the Company an opinion of counsel, selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its transfer agent, without any such legal opinion, any transfer of the Shares by the Holder to an Affiliate of the Holder, provided that the transferee certifies to the Company that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act. For purposes of this Agreement, the term “Affiliate” means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with, such person. For purposes of this definition, “control” of a person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.
6.    Share Certificates. The Holder acknowledges that any certificate representing the Shares will bear a legend conspicuously thereon to the following effect:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SAID LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.”

7.    Conditions to the Company’s Obligations at the Closing. The Company’s obligation to complete the transactions contemplated by this Agreement shall be subject to the following conditions to the extent not waived by the Company:
(a)    Evidence of Conversion. The Company shall have received satisfactory evidence from the Holder and/or the Transfer Agent that the conversion of the Holder’s Shares contemplated in Section 1 has been completed.
(b)    Representations and Warranties. The representations and warranties made by the Holder in Section 4 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date, except to the extent any such representation or warranty expressly speaks of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date. The Holder shall have performed all obligations and covenants herein required to be performed by them on or prior to the Closing Date.
(c)    Receipt of Executed Documents. The Holder shall have executed and delivered to the Company the Agreement.
(d)    Judgments. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.
(e)    Waiver of Non-Participating Holders. The Company shall have received from the holders of the Non-Participating Preferred Stock a waiver of all rights and required consents related to the transactions contemplated by the Agreement.
(f)    NYSE MKT LLC Approval. The Company shall have received approval of the transactions contemplated by the Agreement from NYSE MKT LLC.
8.    Conditions to Holder’s Obligations at the Closing. The Holder’s obligation to complete the transactions contemplated by this Agreement shall be subject to the following conditions to the extent not waived by the Holder:
(a)    Representations and Warranties. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date, with the same force and effect as if they had been made on and as of said date, except to the extent any such representation and warranty expressly speaks of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date. The Company shall have performed all obligations and covenants herein required to be performed by it on or prior to the Closing Date.
(b)    Good Standing. The Company shall be validly existing as a corporation in good standing under the laws of Delaware.
(c)     NYSE MKT LLC Notification. The Company shall have filed with NYSE MKT a Notification Form: Listing of Additional Shares for the listing of the Shares.
(d)    Judgments. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.

(e)    Stop Orders. No stop order or suspension of trading shall have been imposed by the NYSE MKT LLC, the SEC or any other governmental regulatory body with respect to public trading in the Common Stock.
9.    Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder is binding upon and inures to the benefit of any parties other than the parties hereto and their respective successors and permitted assigns, and there are no third party beneficiaries of this Agreement. No party will assign this Agreement (or any portion hereof, or any rights or obligations hereunder) without the prior written consent of the other parties hereto. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
10.    Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
11.        Indemnification.
(a)    Indemnification by the Company. The Company agrees to indemnify and hold harmless the Holder and/or each Person, if any, who controls the Holder within the meaning of the Securities Act (each, a “Company Indemnified Party”), against any losses, claims, damages, liabilities or expenses, joint or several, to which such Company Indemnified Party may become subject under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained in this Agreement or any failure of the Company to perform its obligations hereunder, and will reimburse each Company Indemnified Party for legal and other expenses reasonably incurred as such expenses are reasonably incurred by such Company Indemnified Party in connection with investigating, defending, settling, compromising or paying such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon the inaccuracy of any representations made by such Company Indemnified Party herein.
(b)    Indemnification by the Holder. The Holder agrees to indemnify and hold harmless the Company, each of its directors and officers, and/or each Person, if any, who controls the Company within the meaning of the Securities Act (each, a “Holder Indemnified Party”), against any losses, claims, damages, liabilities or expenses, joint or several, to which such Holder Indemnified Party may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Holder) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Holder contained in this Agreement or any failure of the Holder to perform its obligations hereunder and will reimburse each Holder Indemnified Party for legal and other expenses reasonably incurred, as such expenses are reasonably incurred by such Holder Indemnified Party in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action, provided, however, that the Holder will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon the inaccuracy of any representations made by such Holder Indemnified Party herein.
12.    Notices. All notices and other communications under this Agreement will be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when delivered by confirmed facsimile (with respect to this clause (b), solely if receipt is confirmed), (c) when delivered after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) when delivered by a nationally recognized overnight courier. All communications, if to the Company, shall be sent to HC2 Holdings, Inc. 450 Park Avenue, 30th Floor, New York, NY 10022, Attention: Paul Robinson, email: probinson@hc2.com, with copies to Latham & Watkins LLP at 885 Third Avenue, New York, New York 10021, Facsimile: (212) 751-4864, Attention: Senet S. Bischoff, and if to Holder at the address indicated on the signature page.
13.    Counterparts. This Agreement may be executed in any number of counterparts, each of which will be an original, but all of which together will constitute one instrument.
14.    Headings. The headings contained in this Agreement are included for purposes of convenience only, and do not affect the meaning or interpretation of this Agreement.
15.    Entire Agreement. This Agreement (including all Exhibits hereto) sets forth the entire understanding of the parties hereto and supersedes any prior written or oral agreements and understandings with respect to the subject matter of this Agreement. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the parties hereto.

16.    Expenses. Except as otherwise provided in this Agreement, each of the parties will bear their respective expenses incurred or to be incurred in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. In the event that any action or proceeding is initiated to enforce or interpret the provisions of this Agreement, or to recover for a violation of this Agreement, the substantially prevailing party in any such action or proceeding shall be entitled to its costs (including reasonable attorneys’ fees).
17.        Survival Period. All representations and warranties made in this Agreement will expire on the first anniversary of the date of this Agreement, except for the representations in Sections 3(a), (b), (c), (e) and (f) which shall survive until the end of the applicable statute of limitations, and the representations, warranties, agreements and acknowledgements set forth in Section 4(h) which shall survive indefinitely. All other covenants, agreements and obligations contained in this Agreement shall survive indefinitely unless a different period is specifically pursuant to the provisions of this Agreement. Notwithstanding anything in this Agreement to the contrary (i) in no event will the Company or the Holder be responsible for damages resulting from the breach of any representation, warranty or covenant (including the foregoing indemnity) under this Agreement in excess of the value of Shares issued pursuant to Section 1 of this Agreement by the Company, the value of such Shares determined on their date of issuance by the closing price as reported on NYSE MKT LLC on the date of such issuance and (ii) damages shall not include any (x) special, indirect or punitive damages, or (y) any damages that are not the natural and reasonably foreseeable consequence of the relevant breach.
18.    Efforts to Consummate. The Company and the Holder shall use their reasonable best efforts to take, or cause to be taken, all appropriate action, to do, or cause to be done, all things necessary, proper or advisable under applicable law, and to execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and make effective the transactions contemplated by this Agreement (including, without limitation, the satisfaction of applicable conditions set forth in Sections 2, 7 and 8).

[SIGNATURE PAGE FOLLOWS]

The parties have executed this Voluntary Conversion Agreement as of the date first above written.

COMPANY:

HC2 HOLDINGS, INC.

By: /s/ Keith M. Hladek
Name: Keith M. Hladek
Title: Chief Operating Officer

[Signature Page to Voluntary Conversion Agreement (Corrib – August 2016)]

CORRIB MASTER FUND, LTD.

By: /s/ Kevin Cavanaugh
Name: Kevin Cavanaugh
Title:     Chief Investment Officer
Address:

527 Marquette Avenue South
Suite 1000
Minneapolis, MN 55402

[Signature Page to Voluntary Conversion Agreement (Corrib – August 2016)]

EXHIBIT A

ADDITIONAL INFORMATION

1.As a result of the transactions contemplated by the Preferred Conversion Agreement to which this Exhibit A is attached, holders of the Company’s Common Stock may experience significant dilution. The Company has entered into several agreements which feature anti-dilution adjustments that may be triggered by the issuance of additional equity securities or securities convertible into equity securities, including:

(a)    In connection with the December 2015 acquisition of certain insurance assets by the Company (the “Insurance Acquisition”), the Company issued warrants to purchase two million shares (the “Warrant”) of Common Stock to Great American Financial Resources, Inc. a Delaware corporation (“GAFRI”), at an exercise price of $7.08 per share (subject to certain adjustments, including for anti-dilution if Common Stock is issued at a price below $7.08) on or after February 3, 2016 until five years after the closing date. As a result of such anti-dilution adjustments, assuming 814,424 shares of Common Stock are issued in connection with the Agreement and similar transactions being undertaken substantially concurrently with this transaction (and assuming a fixed share price of $4.54 per share), the issuances pursuant to the Agreement would result in an increase of 11,364 shares of Common Stock issuable under the Warrant.

(b)    The Company’s Series A Convertible Participating Preferred Stock, the Company’s Series A-1 Convertible Participating Preferred Stock, par value $0.001 per share (the “Series A-1 Preferred Stock”) and the Company’s Series A-2 Convertible Participating Preferred Stock, par value $0.001 per share (the “Series A-2 Preferred Stock” ), contain anti-dilution adjustments providing for the adjustment of their conversion prices in certain issuances, including the issuance of Common Stock below their then current respective conversion prices. The Series A Preferred Stock (other than the Series A Preferred Stock held by the Converting Holder which is being converted on the date of the Voluntary Conversion Agreement), the Series A-1 Preferred Stock and the Series A-2 Preferred Stock is referred to as the “Non-Participating Preferred Stock.” As a result of such anti-dilution adjustments, assuming 814,424 shares of Common Stock are issued in connection with the Agreement and similar transactions being undertaken substantially concurrently with this transaction (and assuming a fixed share price of $4.54 per share), the issuances pursuant to the Agreement would result in an increase of 29,423 shares of Common Stock issuable upon conversion of the Non-Participating Preferred Stock.

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

[TO BE ATTACHED]